UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Peoples Bancorp, Inc.
(Name of Registrant as Specified in Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of PEOPLES BANCORP, INC.

Notice is hereby given that the Annual Meeting of Shareholders of Peoples Bancorp, Inc. (the “Company”) will be held at Christ United Methodist Church Parish Hall, 401 High Street, Chestertown, Maryland 21620 at 12:30 p.m., local time, on Wednesday, May 18, 2005, for the following purposes:

1.	To elect 12 directors to serve on the Board of Directors until the 2006 Annual Meeting and until their successors are duly elected and qualify.

2.	To ratify the appointment of Rowles & Company, LLP as the Company’s independent auditors for fiscal year 2005;

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 1, 2005 will be entitled to notice of and to vote at the meeting. This proxy statement is accompanied by the Company’s Annual Report to Shareholders for the year ended December 31, 2004.

All shareholders are cordially invited to attend the meeting in person. Those who cannot attend are urged to sign, date and mail promptly the enclosed proxy in the envelope provided for that purpose. Each of Proposal 1 and Proposal 2 requires the affirmative vote of holders of a majority of the shares of common stock present and voting. Whether you own a few or many shares, your proxy is important in fulfilling this requirement. To assist us with planning the meeting, please mark the appropriate box on your proxy card as to whether you plan to attend the meeting in person. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

By Order of the Board of Directors,

Robert A. Moore
Secretary

April 8, 2005

P.O. Box 210, 100 Spring Avenue, Chestertown, Maryland 21620

410-778-3500 / Fax 410-778-2089

[THIS PAGE INTENTIONALLY LEFT BLANK]

PEOPLES BANCORP, INC.
100 Spring Avenue
P.O. Box 210
Chestertown, Maryland 21620-0210

PROXY STATEMENT
FOR
2005 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished to the shareholders of Peoples Bancorp, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2005 Annual Meeting of Shareholders. The 2005 Annual Meeting of Shareholders will be held on Wednesday, May 18, 2005, at 12:30 p.m., local time, at Christ United Methodist Church Parish Hall, 401 High Street, Chestertown, Maryland 21620, and at any adjournments thereof. The expense of preparing, printing, and mailing the proxies and solicitation materials will be borne by the Company. In addition to solicitations by mail, the Company may solicit proxies in person or by telephone, and arrange for brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals at the expense of the Company. The approximate date on which this proxy statement and attached form of proxy are being mailed to shareholders is April 8, 2005.

Holders of record at the close of business on March 1, 2005 (the “Record Date”) of outstanding shares of the Company’s common stock, par value $10.00 per share (“Common Stock”), are entitled to notice of and to vote at the meeting. As of the Record Date, the number of shares of outstanding Common Stock entitled to vote is 789,012 shares. Each share of stock is entitled to one vote. Shares represented by any proxy properly executed and received pursuant to this solicitation will be voted in accordance with the directions of the shareholder; if no direction is given, the proxy will be voted for approval of Proposal 1 and Proposal 2 and in the discretion of the holders of the proxies as to any other matters that may properly come before the meeting. The proxy may be revoked by a shareholder at any time prior to its use by execution of another proxy bearing a later date, or by written notice delivered to Robert A. Moore, Secretary of the Company, at the Company’s address or at the meeting. The Company’s address is P.O. Box 210, 100 Spring Avenue, Chestertown, Maryland 21620-0210 (410-778-3500).

Holders of Common Stock will be asked to elect 12 directors to the Company’s Board of Directors to serve until the 2006 Annual Meeting of Shareholders and until their successors are duly elected and qualify, and to ratify the appointment of Rowles & Company, LLP as the Company’s independent auditors for fiscal year 2005.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information as of the Record Date, relating to the beneficial ownership of the Common Stock by (i) each person or group known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock; (ii) each of the Company’s directors, director nominees, and named executive officers; and (iii) all directors and executive officers of the Company as a group, and includes all shares of Common Stock that may be acquired within 60 days of the Record Date. Unless otherwise indicated below, each person specified below has sole investment and voting power with regard to the shares set forth in the following table. The address of each of the persons named below is the address of the Company except as otherwise indicated.

Name	Amount Beneficially Owned		Percent of Class Beneficially Owned
Directors, Nominees and Named Executive Officers
Robert W. Clark, Jr.	6,949	(1)	*
LaMonte E. Cooke	20		*
Gary B. Fellows	20		*
Herman E. Hill, Jr.	10,409	(2)	1.32%
Elmer E. Horsey	61,314	(3)	7.77%
P. Patrick McClary	1,395		*
Robert A. Moore	6,090	(4)	*
Alexander P. Rasin, III	57,429	(5)	7.28%
Stefan R. Skipp	33,047	(6)	4.19%
Thomas G. Stevenson	10,060	(7)	1.28%
Elizabeth A. Strong	309		*
William G. Wheatley	7,662	(8)	*

All Directors/Executive Officers as a Group (14 Persons)	196,581		24.91%

5% Shareholders (other than listed above)
Nylon Capital Shopping Center, Inc. P. O. Box 266 Chestertown, MD 21620-0266	59,094	(9)	7.48%

Total	196,581	(10)	24.91% (10)
*  Amount constitutes less than 1%.

Notes:
(1)	Includes 2,886 shares owned by Mr. Clark’s minor children and 952 shares owned by Mr. Clark’s wife.
(2)	Includes 9,064 shares owned jointly by Mr. Hill and his wife and 543 shares owned by Mr. Hill’s wife.
(3)
Includes 20 shares owned by H & S Investments Trust for which Mr. Horsey is a trustee, 2,000 shares owned by Mr. Horsey’s wife, 59,094 shares owned by Nylon Capital Shopping Center, Inc. over which Mr. Horsey has voting power by virtue of his position as President, Treasurer and director of that company. These shares are similarly attributed to Nylon Capital Shopping Center, Inc. in this table.

(4)	Includes 5,085 shares owned jointly by Mr. Moore and his wife.
(5)	Includes 46,920shares owned by a family trust over which Mr. Rasin has voting power and investment discretion, and 1,422 shares owned by Mr. Rasin’s wife.

(6)	Includes 10,247 shares owned by family trust accounts over which Mr. Skipp has voting power and investment discretion and 1,800 shares owned by Mr. Skipp’s minor children.
(7)
Includes 2,700 shares owned by the Stevenson Family Trust of which Mr. Stevenson is a trustee, 4,500 shares owned by The Bruce W. Rohrbacher Revocable Trust of which Mr. Stevenson’s wife serves as a trustee, and 375 shares owned by Rohrbacher Family Partnership of which Mr. Stevenson is a general partner.

(8)
Includes 7,100 shares owned jointly by Mr. Wheatley and his wife, 121 shares owned by Mr. Wheatley’s wife, 60 shares owned by Mr. Wheatley’s wife as custodian for 3 minor children, and 175 shares jointly owned by Mr. Wheatley’s wife and other 3 children.

(9)	Shares are also reported as being beneficially owned by Mr. Horsey, who is President, Treasurer and director of Nylon Capital Shopping Center, Inc. See Note (3).
(10)	Totals exclude 59,094 of the shares beneficially owned by Mr. Horsey, which are the same shares reported for Nylon Capital Shopping Center, Inc.

ELECTION OF DIRECTORS (Proposal 1)

The number of directors constituting the Board of Directors is currently set at 12. Each director is elected to hold office for a term of one year and until his or her successor is duly elected and qualifies.

Shareholders are being asked to vote for a total of 12 director nominees at this year’s Annual Meeting. E. Roy Owens retired from the Board on December 31, 2004 and the Company’s Board has eliminated the vacancy created by Mr. Owens’ retirement. Each of the Company’s remaining directors is standing for re-election.

The following nominees for directors, their ages as of the Record Date, their principal occupations and business experience for the past five years, and certain other information are set forth below.

(Terms Expire in 2006)
Name	Age	Principal Occupation and Business Experience
Robert W. Clark, Jr.	55
Mr. Clark has served as a director of the Company and its wholly-owned subsidiary, Peoples Bank of Kent County, Maryland (“Peoples Bank”) since December 1997. He is in the agricultural business and is owner of Fair Promise Farm, and manager of Hopewell Farm.

LaMonte E. Cooke	53
Mr. Cooke has served as a director of the Company and Peoples Bank since December 1997. He is presently serving as Administrative Director of Queen Anne’s County Maryland Detention Center in Centreville, Maryland.

Gary B. Fellows	53
Mr. Fellows has served as a director of the Company and Peoples Bank since December 1997. He is majority owner of Fellows Helfenbein & Newnam Funeral Home PA, a partner in the Eastern Shore Genesis Partnership, and a partner in the Western Shore Genesis Partnership.

Herman E. Hill, Jr.	59
Mr. Hill has served as a director of the Company since March 1997 and of Peoples Bank since January 1994. He is in the agricultural business, and is President of Herman E. Hill & Son, Inc., which is additionally a partner in Yearling’s Beginning Farms. He is also a partner in Kent Hills LLC, Massey LLC, Bakers Lane LLC, Linden LLC, K West LLC, and Stepne, LLC.

Elmer E. Horsey	72
Mr. Horsey has served as a director of the Company since March 1997 and of Peoples Bank since September 1983. Mr. Horsey is President, Treasurer, and Director of Nylon Capital Shopping Center, Inc. He also is a director, secretary and treasurer of Delmarva Publications, Inc. He is a director and secretary of Unity, Inc., and a partner in the H & S Investment Trust. He is a trustee under Deed of Trust of Ld’AC, dated May 19, 1960.

P. Patrick McClary	64
Mr. McClary has served as a director of the Company since March 1997 and of Peoples Bank since February 1991. He is a director and President of Gunther McClary Real Estate, Inc. and P. Patrick McClary Real Estate, Inc.

Robert A. Moore	71	Mr. Moore has served as a director of the Company since March 1997 and of Peoples Bank since February 1975. He retired from Dukes-Moore Insurance Agency, Inc. as of January 1999.
Alexander P. Rasin, III	61	Mr. Rasin has served as a director of the Company since March 1997 and of Peoples Bank since September 1975. He is a partner in the law firm of Rasin and Wootton.
Stefan R. Skipp	62	Mr. Skipp has served as a director of the Company since March 1997 and of Peoples Bank since May 1979. He is currently serving as District Public Defender in the State of Maryland.
Thomas G. Stevenson	57
Mr. Stevenson has served as a director of the Company since March 1997 and of Peoples Bank since August 1990. He is President, Chief Executive Officer, and Chief Financial Officer of the Company and of Peoples Bank. Prior to May 2000, Mr. Stevenson served as Executive Vice President of the Company and Peoples Bank.

Elizabeth A. Strong	56	Mrs. Strong has served as a director of the Company since March 1997 and of Peoples Bank since January 1995. She is owner and manager of the Rock Hall Insurance Agency in Rock Hall, Maryland.
William G. Wheatley	52
Mr. Wheatley has served as a director of the Company since March 1997 and of Peoples Bank since December 1995. He also serves as an Executive Vice-President and Loan Administrator of Peoples Bank. Prior to May 2001, Mr. Wheatley served as Senior Vice President of the Company and Peoples Bank.

A quorum for the Annual Meeting consists of a majority of the issued and outstanding shares of Common Stock present in person or by proxy and entitled to vote. Directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote. Consequently, withholding of votes, abstentions and broker non-votes with respect to shares of Common Stock otherwise present at the Annual Meeting in person or by proxy will have no effect on the outcome of this vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES.

Board Committees

The Company’s Board of Directors has an Audit Committee and a Nominating Committee. The Company’s Board does not have a separate committee responsible for executive compensation. Decisions and recommendations regarding executive compensation and benefits plans are made by the Personnel/Compensation Committee of Peoples Bank and the Pension/Profit Sharing 401(k) Committee of Peoples Bank. Each of these committees is described below.

The Company’s Audit Committee was established pursuant to Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and consists of Messrs. Moore, Chairman, Clark, Fellows, and Horsey. Each member of the Audit Committee is independent as contemplated by Rule 303A.07 of the New York Stock Exchange Listed Company Manual (“NYSE Manual”). The Board has determined that Mr. Horsey qualifies as an “audit committee financial expert” as that term is defined by the Securities and Exchange Commission (“SEC”) in Item 401(e) of Regulation S-B. The Audit Committee assists the Board in monitoring the integrity of the financial statements, the performance of the Company’s internal audit function, and compliance by the Company with legal and regulatory requirements, and it oversees the qualification, performance and independence of the Company’s outside auditors, including whether satisfactory accounting procedures are being followed. During 2004, the Audit Committee held four meetings. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix A.

The Company’s Nominating Committee consists of Messrs. Rasin, Chairman, Fellows, Hill, McClary, Skipp, and Stevenson and is responsible for identifying qualified individuals for nomination to the Board of Directors, considering candidates for nomination proposed by shareholders of the Company, recommending director nominees to the Board (see “Director Recommendations and Nominations” below), and recommending directors for each Board committee. Except for Mr. Stevenson, each member of the Nominating Committee is an “independent director” as defined by NYSE Manual Rule 303A.02. During 2004, the Nominating Committee held two meetings. The Nominating Committee does not have a charter.

The Company’s executive officers serve in the same capacities at Peoples Bank and are compensated only for their service with Peoples Bank. Accordingly, the Personnel/Compensation Committee of Peoples Bank is responsible for reviewing and advising the Board of Directors of Peoples Bank with respect to executive compensation, as well as all other compensation and general benefits policies of Peoples Bank. The members of this Personnel/Compensation Committee are Messrs. Horsey, Chairman, Cooke, McClary, and Stevenson, and Mrs. Strong. The Personnel/Compensation Committee held three meetings in 2004.

The Pension/Profit Sharing 401(k) Committee consists of Messrs. Moore, Horsey, and Stevenson and Mrs. Strong and is responsible for the oversight and management of the 401(k) and Profit Sharing Plan and the Employees’ Retirement Plan of Peoples Bank. This committee met three times during 2004.

The Board of Peoples Bank also has an Executive Committee, a Nominating Committee, and an Audit Committee.

Board Meeting Attendance

The Company’s Board of Directors held 12 meetings in 2004. No incumbent director during the last full fiscal year attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which that person has been director); and (2) the total number of meetings held by all committees of the Board on which that person served (during the period served), except that Mr. Hill missed 11 Board meetings and one committee meeting.

Director Compensation

Directors of the Company also serve on the Board of Directors of Peoples Bank and are compensated only for serving on the Board of Peoples Bank and its committees. Non-employee directors of the Board of Peoples Bank receive $365 for each Board meeting attended. The Chairman and the Secretary receive $375 and $370, respectively, per Board meeting attended. Non-employee members of the Executive Committee receive $250 for each committee meeting attended, except for the Chairman of that committee who receives $260 for each committee meeting attended. Members of other committees receive $170 per meeting attended, except that non-employee members of the Pension/Profit Sharing 401(k) Committee receive only an annual retainer fee of $190. Each non-employee director is also paid a retainer fee equal to $1,000 for each year of service. All directors are reimbursed for reasonable travel expenses incurred in connection with Board service.

Director Recommendations and Nominations

The Nominating Committee of the Company’s Board of Directors is responsible for assembling and maintaining a list of qualified candidates to fill vacancies on the Board, and it periodically reviews this list and researches the talent, skills, expertise, and general background of these candidates. The Nominating Committee will from time to time review and consider candidates recommended by shareholders. Shareholder recommendations should be submitted in writing to: Peoples Bancorp, Inc., 100 Spring Avenue, Chestertown, Maryland 21620, Attn: Stephanie L. Usilton, Vice President; and must specify (i) the recommending shareholder’s contact information, (ii) the class and number of shares of the Company’s common stock beneficially owned by the recommending shareholder, (iii) the name, address and credentials of the candidate for nomination, and (iv) the candidate’s consent to be considered as a candidate.

Whether recommended by a shareholder or chosen independently by the Nominating Committee, a candidate will be selected for nomination based on his or her talents and the needs of the Board. The Nominating Committee’s goal in selecting nominees is to identify persons that possess complimentary skills and that can work well together with existing Board members at the highest level of integrity and effectiveness. A candidate, whether recommended by a Company stockholder or otherwise, will not be considered for nomination unless he or she is of good character and is willing to devote adequate time to Board duties. In assessing the qualifications of potential candidates, the Nominating Committee will also consider the candidate’s experience, judgment, and civic and community relationships, and the diversity of backgrounds and experience among existing directors. Certain Board positions, such as Audit Committee membership, may require other special skills or expertise.

It should be noted that a shareholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a shareholder will be approved by the Nominating Committee or nominated by the Board of Directors.

Shareholder Communications with the Board of Directors

Shareholders may contact the Company’s Board of Directors by contacting Stephanie L. Usilton, Vice President, Peoples Bancorp, Inc., 100 Spring Avenue, Chestertown, Maryland 21620 or (410) 778-3500. All comments will be forwarded directly to the Chairman of the Board for consideration.

The Company believes that the Annual Meeting is an opportunity for shareholders to communicate directly with directors and, accordingly, expects that all directors will attend each Annual Meeting. A shareholder who wishes to discuss issues directly with directors should consider attending the Annual Meeting of Shareholders. At the 2004 Annual Meeting, all directors were in attendance except Herman E. Hill, Sr.

AUDIT COMMITTEE REPORT

The Audit Committee has (i) reviewed and discussed the Company’s audited financial statements with Company management and representatives of Rowles & Company, LLP, the Company’s independent auditors; (ii) discussed with Rowles & Company, LLP all matters required to be discussed by SAS 61, as modified or supplemented; and (iii) has received the written disclosures and the letter from Rowles & Company, LLP required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with Rowles & Company, LLP its independence. Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

AUDIT COMMITTEE

By: Robert A. Moore, Chairman
Robert W. Clark, Jr.
Gary B. Fellows
Elmer E. Horsey

EXECUTIVE OFFICERS

Information about the Company’s current executive officers is provided below.

Thomas G. Stevenson, 57, has served as the President of the Company and Peoples Bank since May 24, 2000, and as Chief Executive Officer and Chief Financial Officer of the Company and Peoples Bank since May 29, 2002. He is also a trustee of the Employees’ Retirement Plan of Peoples Bank. Prior to May 2000, Mr. Stevenson served as Executive Vice President of the Company and Peoples Bank.

H. Lawrence Lyons, 52, has served as an Executive Vice President of the Company since March 1997 and of Peoples Bank since May 23, 2001 and is in charge of operations. He also manages Peoples Bank’s non-deposit product sales program.

Thomas A. Tucker, 46, has served as an Executive Vice-President of the Company and of Peoples Bank since May 28, 2003 and is in charge of business development. Prior to May 2003, Mr. Tucker served as Senior Vice President of the Company and Peoples Bank.

William G. Wheatley, 52, has served as an Executive Vice-President of the Company and of Peoples Bank since May 28, 2001 and is in charge of loan administration. Prior to May 2001, Mr. Wheatley served as Senior Vice President of the Company and Peoples Bank.

EXECUTIVE COMPENSATION

The following table summarizes the compensation paid in 2004 and the prior two years to the President and CEO of the Company. No other executive officer received salary and bonus (cash and non-cash) in excess of $100,000 during 2004.

Summary Compensation Table
Name/Principal Position	Fiscal Year	Annual Compensation		Long-Term Compensation
		Salary	Bonus	All Other Compensation(1)
Thomas G. Stevenson, President/CEO/CFO	2004	$ 135,000	$ 7,221	$ 8,199
	2003	125,000	4,518	7,223
	2002	105,000	12,512	5,892
Notes:
(1)
Amounts include matching contributions to Peoples Bank’s 401(k) plan of $212 in 2002; contributions to Peoples Bank’s pension plan of $5,058 in 2004, $4,234 in 2003, and $3,402 in 2002; contributions to Peoples Bank’s profit sharing plan of $2,847 in 2004, $2,695 in 2003, and $2,162 in 2002; and the economic value of Mr. Stevenson’s life insurance coverage of $294 in 2004 and 2003 and $116 in 2002.

401(k) and Profit Sharing Plan

Peoples Bank maintains a 401(k) and profit sharing plan that is available to eligible employees of the Company and Peoples Bank who are at least 21 years old and have completed 12 months of service. Each year, in addition to each active member’s salary deferrals, Peoples Bank may contribute matching contributions and discretionary profit sharing contributions. All employee contributions and employer matching contributions to the 401(k) portion of the plan are immediately 100% vested. Discretionary profit sharing contributions are vested incrementally over a six-year period. Pre-tax and matching contributions may be withdrawn while a member is employed by the Company or Bank even if the member has not reached age 59½ in circumstances of financial hardship or in certain other circumstances pursuant to plan restrictions.

Employees’ Retirement Plan

Peoples Bank has a defined benefit pension plan available to eligible employees of the Company and Peoples Bank who are at least 21 years old and have completed 1,000 hours of service within 12 consecutive month period. Benefits are based on years of service and the annual average of the employee’s compensation averaged over the five highest plan years, whether or not consecutive, ending in the current plan year or in any prior plan year within the last 10 years of service. An employee is 100% vested in the plan after five years of service. Generally, Peoples Bank makes an annual contribution to the plan for each participant in an amount equal to the maximum amount that can be deducted for income tax purposes, determined using the projected unit credit cost method. Assets of the plan are held in deposit accounts at Peoples Bank.

RATIFICATION OF THE SELECTION OF ROWLES AND COMPANY
AS THE COMPANY’S INDEPENDENT AUDITORS (Proposal 2)

Shareholders are also being asked to ratify the Audit Committee’s appointment of Rowles & Company, LLP to audit the books and accounts of the Company for the fiscal year ended December 31, 2005. Rowles & Company, LLP has served as the Company’s independent auditors since1949. Rowles & Company, LLP has advised the Audit Committee and the Board of Directors that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with the Company other than as independent public auditors. A representative of Rowles & Company, LLP will be present at this year’s Annual Meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

The ratification of the appointment of Rowles & Company, LLP requires a plurality of the votes of the shares present in person or by proxy and entitled to vote. Consequently, withholding of votes, abstentions and broker non-votes with respect to shares of Common Stock otherwise present at the Annual Meeting in person or by proxy will have no effect on the outcome of this vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ROWLES & COMPANY, LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

AUDIT FEES AND SERVICES

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Rowles & Company, LLP for fiscal years 2004 and 2003:

	FY 2004	FY 2003
Audit Fees	$ 39,610	$ 34,725
Audit-Related Fees	0	1,210
Tax Fees	420	3,740
All Other Fees	165	520
Total	$ 40,195	$ 40,195

Audit services of Rowles & Company, LLP for fiscal years 2004 and 2003 consisted of the examination of the consolidated financial statements of the Company and quarterly reviews of financial statements and review of SEC filings. “Audit-Related Fees” incurred in fiscal year 2003 include charges related to the review of Federal Home Loan Bank mortgage collateral verifications. “Tax Fees” incurred in fiscal years 2004 and 2003 include charges primarily related to tax return preparation and tax consulting services. “All Other Fees” incurred in fiscal year 2004 include consultation regarding stock performance calculations. “All Other Fees” for fiscal year 2003 include charges primarily related to consultation regarding stock transactions and asset/liability management and consultation regarding investment accounting. The Audit Committee has reviewed summaries of the services provided and the related fees and has determined that the provision of non-audit services is compatible with maintaining the independence of Rowles & Company, LLP.

The Audit Committee’s policy is to pre-approve all audit and permitted non-audit services, except that de minimis non-audit services, as defined in Section 10A(i)(1) of the Exchange Act, may be approved prior to the completion of the independent auditor’s audit. In 2003, the SEC adopted a rule pursuant to the federal Sarbanes-Oxley Act of 2002 that, except with respect to the certain de minimis services, requires Audit Committee pre-approval of audit and non-audit services provided by the Company’s independent auditors. All of the 2004 services and, to the extent that this SEC rule was applicable during fiscal year 2003, the 2003 services were pre-approved by the Audit Committee, except for the services described under “All Other Fees” for each year, which were de minimis services and were approved by the Audit Committee prior to the completion of the respective audits.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past year, Peoples Bank has had banking transactions in the ordinary course of its business with directors, executive officers, and persons who own more than 5% of the outstanding shares of the Company’s Common Stock, and with the associates of such persons, on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with others. The extensions of credit by Peoples Bank to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features.

The Company and Peoples Bank purchased various insurance policies during 2004 from The Dukes-Moore Insurance Agency, Inc., which is an insurance producer firm owned and managed by the son of Robert A. Moore, a director of both the Company and Peoples Bank. The total of all premiums paid to this firm in 2004 was $94,861. Management believes that the terms of these transactions were at least as favorable to the Company and Peoples Bank as could have been obtained elsewhere. The Company and Peoples Bank have already satisfied their insurance needs for 2005 from this firm by purchasing similar policies of insurance for which they paid a total of $27,222 in premiums.

Elmer E. Horsey, a director of both the Company and Peoples Bank, is President, Treasurer and a director of Nylon Capital Shopping Center, Inc. (“Nylon”). In November 2004, pursuant to the Company’s stock repurchase plan, the Company repurchased 5,000 shares of its Common Stock from Nylon at a price of $45.00 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers and persons who own more than 10% of the Common Stock file with the SEC an initial report of beneficial ownership of the Common Stock, periodic reports of changes in beneficial ownership of the Common Stock, and, in certain cases, annual statements of beneficial ownership of the Common Stock. Based solely on a review of copies of such reports furnished to the Company, or on written representations that no reports were required, the Company believes that all directors, executive officers and holders of more than 10% of the Common Stock complied in a timely manner with the filing requirements applicable to them with respect to transactions during the year ended December 31, 2004.

FINANCIAL STATEMENTS

A copy of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004, which contains audited financial statements for the year ended December 31, 2004, accompanies this Proxy Statement. A copy of this Form 10-KSB may also be obtained without charge upon written request to Stephanie L. Usilton, Vice President, Peoples Bancorp, Inc., P.O. Box 210, 100 Spring Avenue, Chestertown, Maryland 21620.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

A shareholder who desires to present a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) to be included in the Proxy Statement and voted on by the stockholders at the 2006 Annual Meeting of Shareholders must submit such proposal in writing, including all supporting materials, to the Company at its principal office no later than December 9, 2005 (120 days before the date of mailing based on this year’s Proxy Statement date) and meet all other requirements for inclusion in the Proxy Statement. Additionally, pursuant Rule 14a-4(c)(1) under the Exchange Act, if a shareholder intends to present a proposal for business to be considered at the 2006 Annual Meeting of Shareholders but does not seek inclusion of the proposal in the Company’s Proxy Statement for such meeting, then the Company must receive the proposal by February 22, 2006 (45 days before the date of mailing based on this year’s Proxy Statement date) for it to be considered timely received. If notice of a shareholder proposal is not timely received, the proxies will be authorized to exercise discretionary authority with respect to the proposal.

OTHER BUSINESS

As of the date of this proxy statement, management does not know of any other matters that will be brought before the 2005 Annual Meeting requiring action by shareholders. If any other matters requiring the vote of the shareholders properly come before the meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with the discretion of management. The persons designated as proxies will also have the right to approve any and all adjournments of the meeting for any reason.

Chestertown, Maryland	By Order of the Board of Directors
April 8, 2005

Robert A. Moore
Secretary

APPENDIX A

AUDIT COMMITTEE CHARTER

I.    INTRODUCTION

The Audit Committee facilitates the work of the company’s auditors, both internal and external, and provides assurance that their services are used effectively. It initiates needed or desirable changes in a company’s system of internal accounting control. Also, it enables the Board of Directors to execute its responsibilities to the stockholders in those areas in an effective and efficient manner.

An Audit Committee considers financial reporting matters in more depth than the full Board. The existence of an effective Audit Committee demonstrates the Board’s commitment to the exercise of due care in reviewing financial information. It also provides the auditor with a forum that is independent of operating management for discussion of matters that the auditor considers significant.

II.   AUDIT COMMITTEE MEMBERSHIP

The Audit Committee will be comprised of at least three outside Directors, one of whom has accounting or management expertise. The members of the Committee will be comprised of Directors who are independent of management as defined by the Securities and Exchange Commission, one of whom will be voted on by the entire board of directors and who meets the requirements and definition of an audit committee financial expert.

III.   AUDIT COMMITTEE CHARTER

The primary duty of the Audit Committee is to monitor the activities of the Internal Auditor, the external auditor, and examiners to obtain reasonable assurance that internal controls are adequate to safeguard the assets of the company. The Audit Committee works through the Internal Auditor. They closely monitor the company’s controls and procedures to safeguard the assets of the company. They monitor compliance with board policies, as well as accompanying laws and regulations. The Audit Committee works closely with the company’s auditors to assure comprehensive coverage of company operations by audits. The Audit Committee is the supervisor of the company’s Internal Auditor as well as the external independent auditor. The Committee hires the Internal Auditor, determines the auditor salary, and gives the auditor an annual performance review. The Audit Committee works with the Internal Auditor to establish the company’s Internal Audit Program and receives reports on the results of the audit work performed.

The Audit Committee selects the company’s external CPA firm and negotiates the terms of the engagement. In this responsibility it has assistance from management and the Internal Auditor, but the Committee makes these decisions on behalf of the Board of Directors. All significant audit exceptions result in written reports to management that contain the exceptions found and suggest corrective actions to be taken. When there is a disagreement between the Internal Auditor and management regarding an audit exception, the Audit Committee reviews the written report and related management responses to determine the appropriate corrective action to be taken.

Management is responsible for the accuracy of all financial statements generated by the company and distributed to regulators, to stockholders, or to other companies. The Audit Committee, through the Internal Auditor, verifies the accuracy of management-generated financial reports (after the fact).

IV.   AUDIT COMMITTEE DUTIES AND RESPONSIBILITIES

A.    Choosing the Company’s Internal Auditor. The Internal Auditor is hired by the Audit Committee and reports to the Committee for direction and supervision. The person chosen should be experienced at auditing procedures. This experience might be from working as the auditor at another company, as an assistant to the auditor of the company, with a CPA firm, or with another internal audit organization. The person chosen must be fully qualified and have sufficient experience to do the job. The Committee will discuss with the auditors any independence issues.

B.    Annual External Audit.

1.    Choosing the Company’s External Auditor. The Company has an annual audit of its financial statements performed by an external CPA firm. The Audit Committee selects the company’s external CPA firm and negotiates the terms of the engagement. When choosing the external CPA firm, the Audit Committee ensures that the firm has several years of experience at company audits and that the firm will assign experienced personnel to conduct the company’s audit.

2.    Annual Audit Planning Meeting. Annually, an audit planning meeting is conducted. The following people are invited to attend the meeting: (1) Members of the Audit Committee, (2) the company’s President and Executive Vice Presidents, (3) the Internal Auditor, (4) the Chairman of the Board of Directors, and (5) the engagement partner and in charge auditor from the CPA firm. The meeting is announced in advance, and each invitee is requested to submit agenda items for the meeting. Major topics that should be discussed at the meeting include:

(a)    A Review of’ the Overall Audit Plan. This review could lead to a change in the scope of the engagement with the CPA firm. At a minimum, it should result in a clear understanding of how the annual audit work will be divided between the CPA firm and the Internal Auditor. To help reduce the cost of the audit, the attendees should discuss the possibility of having the Internal Auditor perform as much of the audit work as possible.

(b)    The Internal Audit Program. The attendees will discuss the scope of the Internal Auditor’s work during the current calendar year. The attendees will also review the Internal Audit Program. This serves to inform all in attendance of the scope of the Internal Auditor’s work. It also allows a meshing of this work with that of the company management and the CPA firm.

(c)    The Scope of Nonaudit Services. CPA firms perform tax work, management consulting, work measurement studies, and several other kinds of nonaudit services. The company and the CPA firm should have a very clear understanding regarding the scope of nonaudit services that will be performed by the CPA firm. The scope of nonaudit services should be discussed and agreed upon at the audit planning meeting.

(d)    Changes in Company Procedures or Other Items. The attendees should discuss any changes in company procedures or other items that have occurred during the current calendar year, which could impact the audit, tax return or financial statements.

(e)    Tax Changes & Changes in Accounting or Auditing Standards. The attendees should discuss any tax changes & changes in accounting or auditing standards which will have an impact on the audit, tax return or financial statements.

(f)    Special Investigations. The attendees should discuss any special investigations deemed necessary. Depending on the nature of the investigation, it might be discussed openly during the meeting or confidentially with the appropriate person before or after the meeting.

3.    The Audit Review and Evaluation Meeting. Annually, an audit review and evaluation meeting is held. The same individuals who are invited to attend the audit planning meeting are invited to attend this meeting. The following items should be discussed or reviewed:

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(a)	A review of the company’s tax return and audited financial statements, including a review of any significant audit adjustments;

(b)
A review of any reportable conditions or management letter comments or suggestions for improvements in internal controls by the CPA firm. If deemed necessary, changes can be made to the Internal Audit Program for the current calendar year to address any areas of concern or exceptions noted during the external audit;

(c)
A review to ensure that the audit was performed in accordance with the audit plan approved at the planning meeting or, if necessary, a discussion of the reasons for any significant deviations. This will also include a discussion of any difficulties encountered in performing the audit and any disagreements with management, if applicable;

(d)	A discussion of the appropriateness of accounting principles used;

(e)	A discussion regarding the quality of services received from the CPA firm.

4.    Interim Financial Statements. Quarterly the company publishes financial statements in its filings with the SEC. These statements are to be reviewed by the external auditors. If the auditors have any adverse comments about the statements, the Audit Committee will meet with the auditors prior to the filing of the SEC reports.

C.    Approval of the Internal Audit Program. Annually, prior to the beginning of each calendar year, the Audit Committee will review in detail and approve the Internal Audit Program for the next calendar year. This includes review and approval of the Internal Audit Program & Procedures document and the Internal Auditor’s time budget.

D.    Regular Meetings with the Internal Auditor. The Audit Committee meets with the Internal Auditor at least 4 times per year to discuss regular Audit Committee business. This includes follow-up on open items from previous meetings, reports on Internal Auditor activities since the last meeting, any changes to be made to the Internal Audit Program for the current year (if applicable), a review of detailed written reports on work performed by the Internal Auditor, and discussion of any other items deemed necessary by Committee Members or the Internal Auditor.

The Internal Auditor prepares written reports for all audit work performed. These reports generally include a description of the audit work performed, any exceptions noted, management’s response to the exception items, recommendations for changes in procedures, a description of follow up to be performed, any subsequent action taken, and the current status. The reports are first distributed to management to ensure that the Internal Auditor and management are in agreement concerning the information in the report. The reports are then reviewed by the Audit Committee at the regular meetings. The Audit Committee receives these reports passively unless there is a conflict that must be resolved.

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APPENDIX B

Form of Proxy

PEOPLES BANCORP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Peoples Bancorp, Inc. (the “Company”) hereby appoints Alexander P. Rasin, III, Robert A. Moore, and Thomas G. Stevenson, or any of them, the lawful attorneys and proxies of the undersigned with full power of substitution to vote, as designated below, all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders called to convene on Wednesday, May 18, 2005 at Christ United Methodist Church Parish Hall, 401 High Street, Chestertown, Maryland at 12:30 PM local time, and at any and all adjournments and postponements thereof:

1.	ELECTION OF DIRECTOR NOMINEES (terms expire in 2006):

Robert W. Clark, Jr. Gary B. Fellows Elmer E. Horsey P. Patrick McClary Alexander P. Rasin, III Thomas G. Stevenson	LaMonte E. Cooke Herman E. Hill, Jr. Robert A. Moore Stefan R. Skipp Elizabeth A. Strong William G. Wheatley	☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instruction below)

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and strike a line through the nominee’s name in the list above.

The Board of Directors recommends a vote “FOR ALL NOMINEES” in Proposal 1.

2.	RATIFICATION OF ROWLES AND COMPANY, LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2005:

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends a vote “FOR” ratification in Proposal 2.

3.	IN THEIR DISCRETION ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy. In the absence of specific instructions, proxies will be voted FOR ALL NOMINEES with respect to Proposal 1, FOR with respect to Proposal 2, and in the best discretion of the proxy holders as to any other matters.

If you plan to attend the meeting, please designate the number that will attend [      ].

Dated ______________________________, 2005	________________________________
Signature

________________________________
Signature

Please sign as name(s) appear(s) on stock certificate. If jointly held, all owners must sign. Executors, administrators, trustees or persons signing in such capacity should so indicate.